                                                                    EXHIBIT 10.7

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is made as of March ___, 2000 by and between Illumina, Inc., a California corporation ("Buyer") and Spyder Instruments, Inc., a California corporation ("Seller"). This Asset Purchase Agreement, including all schedules and exhibits, is referred to as the "Purchase Agreement."

                                   RECITALS
                                   --------

     A. Seller develops technology related to high throughput chemical synthesis (the "Business").

     B. Seller desires to sell and Buyer desires to purchase all of the assets of Seller.

     C. Seller and Buyer are parties to an Option Agreement dated January 8, 1999, pursuant to which the parties made certain agreements regarding the licensing of certain of the Seller's intellectual property ("Option Agreement").

     D. Seller and Buyer desire to terminate the Option Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights granted to them under the Option Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties agree as follows:

1.  PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES
    ------------------------------------------------

    1.1 Purchase of Assets. At the Closing, Seller will sell, transfer, and
        ------------------
convey to Buyer, and Buyer will purchase from Seller the following assets as listed in Schedule 1.1 (the "Assets"):

       (a)  Equipment. All equipment, furniture and other tangible personal
            ---------
property owned by Seller.

       (b) Intellectual Property. All right, title and interest of Seller in and
           ---------------------
to all patents, copyrights, trademarks, service marks, trade names, trade secrets, mask works, proprietary information, technology rights andlicenses, proprietary rights and processes, know-how, research and development in progress, all domestic and foreign applications, registrations and renewals of any of the foregoing, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by Seller or any of its employees in the course of their employment by Seller, whether tangible or intangible, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing (collectively, the "Intellectual Property") which are relevant or applicable to the Business.

        (c) Claims. All claims of Seller against any parties relating to items
            ------
included in the Assets, including, without limitation, unliquidated rights under manufactures' and vendors' warranties or guaranties, claims for trade secret misappropriation and infringement of the Intellectual Property, and claims for breach of employee proprietary information agreements.

        (d) Permits and Licenses. Government permits and licenses used in the
            --------------------
conduct of the Business, to the extent transferable.

        (e) Books and Records. All information, files and records directly
            -----------------
relating to the foregoing and which Buyer reasonably expects may be useful to Buyer. In case of any disagreement as to whether an item directly relates to the foregoing, Buyer shall be permitted to copy such item.

    1.2 Assumption of Liabilities. Buyer hereby agrees to assume, satisfy and
        -------------------------
perform when due those liabilities and obligations listed on Schedule 1.2 (the "Assumed Liabilities") arising after the Closing Date (other than any liability or obligation for a breach or default which occurred prior to the Closing Date). Except for the Assumed Liabilities, Buyer shall not assume and shall not be obligated to pay, discharge, or indemnify any party, with respect to any obligations or liabilities of, or claims against, Seller, whether now or hereafter existing or created (collectively, "Claims"), including but not limited to:

             (i) any Claims under any expressed or implied contracts relating to products or services, including without limitation Claims with respect to product warranties or product liabilities;

             (ii) taxes of any nature whatsoever of Seller arising from the operation of the Business or the ownership of the Assets for any period (or portion of any period) ending on or prior to the Closing Date ("Seller Taxes");

             (iii) Claims under any employee agreements, including profit sharing, pension, or other equity benefit or ERISA plan for Seller's employees; and

             (iv) any other Claims arising out of the operation of the Business or the ownership of the Assets prior to the date of this Purchase Agreement.

    1.3  Consideration.  In consideration for the transfer of the Assets at the
         -------------
Closing, Buyer shall pay to Seller [*] and shall issue to Seller [*] of Common Stock of Buyer (the "Shares").

    1.4 Additional Consideration. In the event Buyer receives a research grant
        ------------------------
from the National Institutes of Health ("NIH") as a result of a grant application submitted by Seller prior to the Closing Date (as defined below), and such grant is approved within twelve months of the Closing Date, Buyer shall pay to Seller additional cash consideration equal to [*] of the grant funding actually received by Buyer from NIH. Each such payment shall be made to Seller within thirty (30) days of receipt of the grant funds by Buyer.

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.  CLOSING
    -------

    2.1  The Closing.  The closing of the purchase of the Assets (the "Closing")
         -----------
shall be held at the offices of Illumina, Inc., 9390 Towne Centre Drive, Suite 200, San Diego, California on March ___, 2000, or such other place and date as the parties shall agree (the "Closing Date").

    2.2  Actions at the Closing.  At the Closing, the parties shall execute and
         ----------------------
deliver any bills of sale, endorsements, assignments and other instruments as Buyer shall reasonably request, or as necessary or appropriate, to sell, convey, assign, transfer and deliver to Buyer good title to all the Assets, free and clear of any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, and to evidence the due execution, delivery and performance of this Purchase Agreement.

    2.3  Taking of Necessary Action; Further Action.  If, at any time after the
         ------------------------------------------
Closing Date, any further action is necessary or desirable to carry out the purposes of this Purchase Agreement and to vest Buyer with all of Seller's right, title and possession to the Assets, the officers and directors of Seller are fully authorized in the name of Seller or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER
    ----------------------------------------

     Seller represents and warrants to Buyer as follows, except as set forth in the Disclosure Schedule attached hereto, which exceptions shall be deemed to be representations and warranties as if made in this Section 3:

    3.1  Authority, Approval and Enforceability.
         --------------------------------------

         (a) Corporate Existence. Seller is a corporation duly organized,
             -------------------
validly existing and in good standing under the laws of California. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as conducted before the Closing.

         (b) Power to Execute Purchase Agreement. Seller has full power and
             -----------------------------------
authority to execute and to deliver this Purchase Agreement, and to perform its obligations under this Purchase Agreement. All actions of Seller necessary for such execution, delivery and performance have been duly taken.

         (c) Enforceability. Upon the due execution and delivery by the parties,
             --------------
this Purchase Agreement will be a binding obligation of Seller enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

    3.2  Compliance with Applicable Laws.  Seller has duly complied with all
         -------------------------------
applicable laws, rules, regulations, ordinances, and all judgments, orders, rulings, and decrees of all federal, state and local governmental authorities (collectively, "Laws"), subject to such exceptions as shall have no material adverse affect on the Assets or the Business. Seller has not received notification of any asserted present or past failure to so comply with any Laws. Seller is not aware of any pending or threatened legal or administrative proceedings or investigations, which, if determined adversely to

Seller, would result in any material adverse change to the Business or to any of the Assets or would materially affect the ability of Seller to perform its obligations hereunder.

    3.3  Absence of Conflicts.  The execution and delivery by Seller of this
         --------------------
Purchase Agreement does not, and the performance and consummation of the transactions contemplated by this Purchase Agreement will not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of, or default, termination or forfeiture under) any terms or provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of Seller, or any statute, rule, regulation, judicial or governmental decree, order, judgment, agreement, lease, loan agreement, debenture, indenture, mortgage or other instrument binding upon Seller or to which Seller is a party, subject to such exceptions as shall have no adverse effect on the Assets or the Business.

    3.4  No Third Party Options.  There are no existing agreements, options,
         ----------------------
commitments or rights with, of or to any person to acquire any of the Assets or any interest therein, subject to such exceptions as shall have no material adverse effect on Seller's ability to transfer to Buyer the Assets or the Business in conformity with the terms and provisions of this Purchase Agreement.

    3.5  Taxes.  The Seller has prepared and filed all required federal, state,
         -----
local and foreign returns, estimates, information statements and reports relating to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity ("Taxes"). Seller has paid all Taxes it is required to pay and has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

    3.6 Litigation. There is no suit, action (equitable, legal, administrative
        ----------
or otherwise), proceeding or investigation of any kind pending or, to Seller's knowledge, threatened against Seller that would have a material adverse effect on the value of the Assets, the operation of the Business by Buyer or the transactions contemplated by this Purchase Agreement, nor does Seller know of any reasonably likely basis for any such suit, action, proceeding or investigation.

    3.7 Licenses and Other Rights. To Seller's knowledge, Seller has all
        -------------------------
permits, licenses and similar authority from governmental authorities necessary for the conduct of the Business as presently conducted. To Seller's knowledge, Seller is not in default under any of such permits, licenses or other similar authority.

    3.8 Required Consents and Approvals. All governmental and other third party
        -------------------------------
consents or approvals required to be obtained by Seller to consummate the transactions contemplated hereby have been obtained.

    3.9  Title to Assets.  The Assets are not held under any leases, security
         ---------------
agreements, conditional sales contracts, or other title retention arrangements.

    3.10 Tangible Assets. All material items of tangible property included in
         ---------------
the Assets are in good operating condition and repair, subject to normal wear and maintenance and are currently usable in the ordinary course of business.

    3.11  Agreements.  Seller has made available or provided Buyer complete and
          ----------
accurate copies of all agreements, written and oral, to which Seller is a party, or of which Seller is aware, and which affect the operation of the Business by Buyer.

    3.12  Intellectual Property Rights.
          ----------------------------

          (a) Seller owns all right, title and interest in (including the right to assign or transfer) and to all of the Intellectual Property (or, except as indicated in Schedule 3.12, has exclusively licensed such Intellectual Property) and the Intellectual Property is so owned (or exclusively licensed) free and clear of all liens, claims and encumbrances and no other person, including without limitation, any present or former employee, consultant, officer, or director of Seller, has any right whatsoever therein. Seller does not have any obligation to compensate any person or entity for the use of any Intellectual Property nor has Seller granted to any person or entity any license, option or other right to use in any manner any Intellectual Property whether requiring the payment of royalties or not. Seller has the exclusive right to use, sell, license and dispose of, the exclusive right to bring actions for the infringement of, and otherwise exercise, all of the Intellectual Property.

           (b) The Intellectual Property is freely transferable and assignable (or sublicenseable) to Buyer and the execution, delivery and performance of this Purchase Agreement, and documentation related to this Purchase Agreement delivered by Seller contemporaneously herewith, and the consummation of the transactions hereby and thereby, will not breach, violate or conflict with any instrument or agreement governing any of the Intellectual Property, or impair the right of Buyer to use, sell, license or dispose of the Intellectual Property, or to bring any action for, the infringement of, any of the Intellectual Property.

           (c) To the Seller's knowledge, the Intellectual Property does not violate any copyright, patent, trade secret or other intellectual property rights or other rights of any other person or entity. To the Seller's knowledge, neither Seller nor any present or former employee or consultant thereof has violated any intellectual property rights of any other person or entity and Buyer's conducting the Business in the ordinary course shall not violate any such third party rights.

           (d) To the knowledge of Seller, no third party is infringing any of the Intellectual Property.

           (e) Seller has taken all reasonable steps necessary or appropriate (including, without limitation, entering into appropriate confidentiality, nondisclosure and noncompetition agreements with all officers, directors, subcontractors, employees, licensees and entities that serve Seller) to safeguard and maintain the secrecy and confidentiality of, and establish Seller's proprietary rights in, all of the Intellectual Property.

           (f) All trade secrets and all embodiments thereof which are related to the Business are presently and as of the Closing Date will be located at Seller's facilities except for those which have been or will be delivered to Buyer pursuant to this Purchase Agreement.

    3.13  Brokers.  Seller has not employed any investment bankers, finders or
          -------
brokers or incurred any liability for brokerage fees, commissions or similar payments in connection with this transaction contemplated hereby.

    3.14  Disclosure.  No representation or warranty by Seller contained in this
          ----------
Purchase Agreement and no statement contained in any certificate, Schedule or exhibit or list furnished to Buyer in connection with this Purchase Agreement or the transactions contemplated hereby contains or will contain any untrue statement of fact or omits to state a material fact necessary to make the statements or information therein not misleading.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER
    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     4.1  Approval, Authorization and Enforceability.
          ------------------------------------------

         (a) Corporate Existence. Buyer is a corporation duly organized, validly
             -------------------
existing and in good standing under the laws of the State of California.

         (b) Power to Execute Agreement. Buyer has full power and authority to
             --------------------------
execute, deliver and perform its obligations under this Purchase Agreement. All action on the part of Buyer, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Buyer, the authorization, sale, issuance and delivery of the Shares and the performance of the Buyer's obligations hereunder has been taken or will be taken prior to the Closing.

          (c) Absence of Conflicts. The execution and delivery by Buyer of this
              --------------------
Purchase Agreement does not, and the performance and consummation of the transactions contemplated by this Purchase Agreement will not, result in any conflict with, breach or violation of or default, termination or forfeiture under (or upon the failure to give notice or the lapse of time, or both, result in any conflict with, breach or violation of, or default, termination or forfeiture under) any terms or provisions of the Articles of Incorporation, as amended, or Bylaws, as amended, of Buyer, or any statute, rule, regulation, judicial or governmental decree, order, judgment, agreement, lease, loan agreement, debenture, indenture, mortgage or other instrument binding upon Buyer or to which Buyer is a party.

          (d) Enforceability. Upon the due execution and delivery by the
              --------------
parties, this Purchase Agreement will be a binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (e) Validity of Shares. The Shares, when issued and delivered in
              ------------------
compliance with the provisions of this Agreement, will be duly and validly authorized and issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances and restrictions on transfer other than as set forth in this Agreement; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws.

          (f) Capitalization. The authorized capital stock of Buyer consists of
              --------------
60,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, of which 2,500,000 are designated as Series A Preferred Stock, 2,500,000 are designated as Series A-1 Preferred Stock, 12,000,000 are designated as Series B Preferred Stock, 12,000,000 are designated as Series B-1 Preferred Stock, 7,000,000 are designated as Series C Preferred Stock, and 7,000,000 are designated as Series C-1 Preferred Stock. Immediately prior to the Closing, the issued and outstanding stock of Buyer shall consist of 5,464,489 shares of Common Stock, 2,499,998 Shares of Series A Preferred Stock, no shares of Series A-1 Preferred Stock, 9,336,299 shares of Series B Preferred Stock, no shares of Series B-1 Preferred Stock, 7,000,000 shares of Series C Preferred Stock, and no shares of Series C-1 Preferred Stock. All such issued and outstanding shares have been duly and validly authorized and issued, and are fully paid and nonassessable. Except for (i) the conversion privileges of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, and Series C-1 Preferred Stock,
(ii) currently outstanding options to purchase 720,544 shares of Common Stock granted to employees pursuant to the Buyer's 1998 Incentive Stock Plan (the "Option Plan"), and (iii) warrants to purchase 43,183 shares of Series A Preferred Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Buyer of any shares of its capital stock. In addition to the aforementioned options, the Buyer has reserved an additional 1,799,634 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan.

    4.2 Litigation. There is no suit, action (equitable, legal, administrative
        ----------
or otherwise), proceeding or investigation of any kind pending or threatened against Buyer, and there is no factual basis for any such suit, action, proceeding or investigation of which Buyer is aware, which could materially affect the ability of Buyer to carry out the transactions contemplated hereunder in accordance with the terms hereof.

    4.3 Required Consents and Approvals. All governmental and other third party
        -------------------------------
consents or approvals required to be obtained by Buyer to consummate the transactions contemplated hereby have been obtained.

    4.4  Brokers.  Buyer has not employed any broker or finder or incurred any
         -------
liability for any brokerage fees, commissions or similar payments in connection with the transactions contemplated hereby.

5.  ADDITIONAL COVENANTS RELATING TO THE SALE OF ASSETS
    ---------------------------------------------------

    5.1 Allocation of Consideration. The amount paid by Buyer shall be allocated
        ---------------------------
among the Assets, as described on Schedule 5.1 in accordance with Section 1060
                                  ------------
of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. No party to this Purchase Agreement will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with Schedule 5.1.
                                     ------------

    5.2 Sales Taxes. Buyer will be solely responsible for and will pay the cost
        -----------
of any sales taxes payable in connection with the sale, assignment, and transfer of the Assets pursuant to this Purchase Agreement.

    5.3  Tax Liability and Returns.  Buyer shall not assume and Seller shall be
         -------------------------
responsible for and pay when due all Seller Taxes relating or attributable to the Assets or the Business for the period (or that portion of any period) ending on or prior to the Closing Date. Buyer shall be responsible for and pay when due all Taxes relating or attributable to the Assets or the Business for the period (or that portion of any period) commencing after the Closing Date.

    5.4 Cooperation and Records Retention. Seller and Buyer shall (i) each
        ---------------------------------
provide the other with such assistance as may reasonably be requested by them in connection with the preparation of any tax return, or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for taxes or in connection with any litigation or financial audit involving the Business, (ii) each retain and provide the other, with any records or other information which may be relevant to any such tax return, audit or examination, suit, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, suit, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period or otherwise.

    5.5  Bulk Sales Law.  Buyer understands that Seller will not comply with any
         --------------
bulk sales or similar laws applicable to the purchase and sale of the Assets.

    5.6 Restrictions on Transfer. Seller shall not sell or otherwise transfer or
        ------------------------
dispose of any of the Shares prior to the date that is (i) one year after the Closing Date, with respect to [*] of the Shares, and (ii) two years after the Closing Date with respect to the remaining [*]. The certificates representing the Shares shall bear a legend indicating the existence of the restrictions imposed by this Section 5.6. Nothing in this Agreement shall be construed as a modification or amendment of any restrictions on transfer under applicable federal or state securities laws.

6.  INDEMNIFICATION AND RELATED MATTERS.
    -----------------------------------

    6.1  Indemnification of Buyer.  Seller will indemnify and hold harmless
         ------------------------
Buyer and its officers and directors from and against any claims, actions, damage, expense, liability, loss or deficiency, including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, claim or proceeding (collectively, the "Damages"), in excess of Twenty-Five Thousand Dollars ($25,000) in aggregate, arising out of or resulting from:

         (i) any inaccuracy in any representation or the breach of any warranty made by Seller in this Agreement;

         (ii) any failure of Seller to perform or observe any term of this Agreement; or

         (iii) any liabilities or obligations of Seller other than Assumed Liabilities.

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Should Buyer suffer any Damages, it may seek payment from Seller or offset Damages against payments due Seller under this Agreement; provided, however, that in no event shall Seller's liability exceed the lesser of (a) the aggregate consideration received by Seller hereunder (including amounts paid pursuant to Section 1.4 hereof) and (b) [*]. In the event that Buyer suffers Damages hereunder, Seller shall have the right, in its sole discretion, to indemnify Buyer for such Damages by either (x) paying to Buyer an amount equal to such Damages in cash, (y) returning to Buyer a number of Shares with a value (as determined by Buyer's Board of Directors in good faith at the time such Shares are returned) equal to the amount of such Damages, or (z) doing any combination of (x) and (y).

     6.2  Indemnification of Seller.  Buyer will indemnify and hold harmless
          -------------------------
Seller from and against any Damages in excess of Twenty-Five Thousand Dollars ($25,000) in aggregate, arising out of or resulting from:

         (i) any inaccuracy in any representation or the breach of any warranty made by Buyer in this Agreement;

         (ii) any failure of Buyer to perform or observe any term of this Agreement; or

         (iii) the ownership of the Assets after Closing, including the Assumed Liabilities.

     6.3  Survival of Representations and Warranties.  The representations and
          -------------------------------------------
warranties of the parties shall survive until two years after the Closing Date, except for representations and warranties concerning Taxes, which shall survive until the applicable statute of limitations has expired.

     6.4  Arbitration.
          -----------
          (a) All disputes under this Article 6 shall be settled by arbitration in San Diego, California, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 6.4. The arbitrator shall be selected by the joint agreement of Seller and Buyer, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

         (b) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

dispute to arbitration any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this
Section 6.4 shall prevent the parties from settling any dispute by mutual agreement at any time.

     6.5  Compliance with Bulk Sales Laws.  Buyer and Seller hereby waive
          -------------------------------
compliance by Buyer and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller shall indemnify Buyer from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Buyer pursuant to this Agreement.

     6.6  Other Rights and Remedies Not Affected.  The indemnification rights of
          --------------------------------------
the parties under this Article 6 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby; provided, however, that the maximum liability of Seller for claims for breaches of the representations, warranties and covenants contained herein shall be as set forth in Section 6.1 hereof.

7.   GENERAL PROVISIONS
     ------------------

     7.1  Notices.  Any notice, demand or request required or permitted to be
          -------
given by either party pursuant to the terms of this Purchase Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile transmission to the party to be notified, or three (3) days after deposit in the U.S. mail, by registered or certified mail with postage prepaid, and addressed to the parties at the addresses of the parties set forth below or at such other address as a party may request by notifying the other in writing.

     BUYER:

     Illumina, Inc.
     9390 Towne Center Drive, Ste. 200
     San Diego, California  92121
     Attention:  John R. Stuelpnagel
     ---------

     SELLER:

     Spyder Instruments, Inc.
     3550 General Atomics Court
     San Diego, California  92121
     Attention:  Michael Lebl
     ---------

     7.2  Entire Agreement; Amendment.  This Purchase Agreement may be amended
          ---------------------------
by the parties only by an instrument in writing signed on behalf of each of the parties. This Purchase

Agreement constitutes the entire agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Option Agreement.

     7.3 Governing Law. This Purchase Agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of California.

     7.4 Counterparts. This Purchase Agreement may be executed in counterparts,
         ------------
each of which shall be deemed an original and together shall constitute one agreement.

     7.5 Specific Performance. The parties acknowledge that damages would be an
         --------------------
inadequate remedy for any breach of the provisions of this Purchase Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

     7.6 Third Parties. This Purchase Agreement is not intended, and shall not
         -------------
be construed, to confer upon any person other than the parties any rights or remedies.

     7.7  Headings.  The headings contained in this Purchase Agreement are for
          --------
reference only and shall not affect the meaning of any section.

     7.8 Fees, Costs and Expenses. Unless specifically stated to the contrary in
         ------------------------
this Purchase Agreement, all expenses incurred in connection with the consummation of the transactions contemplated by this Purchase Agreement shall be the sole responsibility of the party incurring such expenses.

     IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

"BUYER"                             ILLUMINA, INC.

                                    By:
                                        -------------------------------
                                        Jay Flatley, President


"SELLER"                            SPYDER INSTRUMENTS, INC.

                                    By:
                                        -------------------------------
                                    Title:
                                           ----------------------------

                                  Schedule 1.1

                           Spyder Instruments Assets


1.   Equipment

Compas 768.3
Cover Plate
Multiprobe II
Ball Plate Covers
IC Programmers
HPLC Column

2.   Expensed Consumables

Miscellaneous Chemicals

3.   In-Process Research & Development and Intellectual Property

[*]
____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Schedule 1.2

                              Assumed Liabilities

                                      [*]

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  Schedule 5.1

                          Allocation of Purchase Price

                                      [*]

____________________
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.